Exhibit 99.4

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL
OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

     I, Garrett R. Hegel, state and attest that:

     (1)  To the best of my knowledge, based upon a review of the covered reports of Compass Bancshares, Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2)  I have reviewed the contents of this statement with the audit committee of the Compass Bancshares, Inc. board of directors.

     (3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	annual report on Form 10-K of Compass Bancshares, Inc. filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2002, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on June 14, 2002;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Compass Bancshares, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Garrett R. Hegel

Garrett R. Hegel
August 12, 2002

Subscribed and sworn to before me this 12th day of August, 2002.

/s/ Melanie Suzanne Henderson
Notary Public My Commission Expires: August 6, 2003